UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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HEARTLAND BRIDGE CAPITAL, INC.

(Name of Registrant As Specified In Its Charter)

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HEARTLAND BRIDGE CAPITAL, INC.

1 International Boulevard, Suite 400

Mahwah, New Jersey

(832) 922-9002

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Mahwah, New Jersey
April 19, 2012

This information statement has been mailed on or about April 19, 2012 to the stockholders of record at the close of business on March 30, 2012 (the “Record Date”) of Heartland Bridge Capital, Inc. a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholder of the Company, dated as of March 31, 2012. The actions to be taken pursuant to the written consent shall be taken on or about May 10, 2012, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ James F. Groelinger
Member of the Board of Directors

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NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED MARCH 31, 2012

To Our Stockholders:

NOTICE IS HEREBY GIVEN that action to implement (i) the forward split of the Company’s common stock, par value $.0001 per share (the “Common Stock”) of the Company, (ii) the amendment of the Restated Certificate of Incorporation to increase the Company’s authorized shares of Common Stock to 750,000,000, and (iii) the amendment of the Restated Certificate of Incorporation to change the Company’s name to InterCore Energy, Inc., will be taken pursuant to a written consent of a majority of stockholders dated March 31, 2012, in lieu of a special meeting of the stockholders. Such action will be taken on or about May 10, 2012.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 250,000,000 shares of Common Stock, of which 16,872,132 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. In addition, there are 20,000,000 shares of Preferred Stock authorized and 2,000,000 and 3,000,000 shares of Series A and B Convertible Preferred Stock issued and outstanding, respectively.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The following stockholders voted in favor of the actions:

Name	Number of Shares

Rockland Group, LLC	9,570,000	(1)

TOTAL	9,570,000	(1)

(1)	Includes shares held in the name of Rockland Group, LLC, an entity controlled by Mr. Pond. Includes two million (2,000,000) shares of Series A Convertible Preferred Stock owned by Rockland Group, LLC, which are convertible at any time into two million (2,000,000) shares of our common stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on May 10, 2012.

The Company has asked brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

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ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's stockholders as of the close of business on March 30, 2012 (the “Record Date”) of corporate action expected to be taken pursuant to the consents or authorizations of stockholders representing a majority of the Company’s Common Stock.

Stockholders holding a majority of the Company's outstanding Common Stock voted in favor of certain corporate matters outlined in this Information Statement, which action is expected to take place on or before May 10, 2012, consisting of the approval to authorize a 9 for 1 forward stock split of the Company’s Common Stock, an amendment to the Restated Certificate of Incorporation to increase the authorized shares of Common Stock to 750,000,000, and an amendment to the Restated Certificate of Incorporation to change the Company’s name to InterCore Energy, Inc. (the “Actions”).

WHO IS ENTITLED TO NOTICE?

Each holder of an outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Our majority stockholder as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the Action. Under Delaware corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Actions is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 16,872,132 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE STOCKHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

The stockholder holding a majority of our outstanding stock has voted in favor the Actions.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date is required for approval of the Actions. A majority of the outstanding shares of Common Stock voted in favor of the Actions.

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STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the close of business on March 30, 2012, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)
Common Stock	Harry Pond (3)	Director	11,570,000	(4)	68.6%
Common Stock	James F. Groelinger (3)	Chief Executive Officer	100,000	(5)	0.6%
Common Stock	Frederick Larcombe (3)	CFO and Secretary	50,000	(6)	0.3%
Common Stock	Wayne LeBlanc (3)	Sr. Managing Dir. Bus. Development	350,000	(7)	2.1%
Common Stock	New Horizon, Inc.	5% Shareholder	2,944,810	(8)	17.5%
Common Stock	All Directors and Officers		11,770,000	(4)	69.8	% (4)
	As a Group (4 persons)

(1)	Based on 16,872,132 shares outstanding as of March 30, 2012. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.
(2)	Unless indicated otherwise, the address of the shareholder is c/o Heartland Bridge Capital, Inc., 1 International Boulevard, Suite 400, Mahwah, New Jersey 07495.
(3)	Indicates an officer and/or director of the Company
(4)	Includes shares held in the name of Rockland Group, LLC, an entity controlled by Mr. Pond. Includes Two Million (2,000,000) shares of Series A Convertible Preferred Stock owned by Rockland Group, LLC, which are convertible at any time into Two Million (2,000,000) shares of our common stock.
(5)	Includes warrants to purchase One Hundred Thousand (100,000) shares of our common stock at an exercise of $1.50 per share.
(6)	Includes warrants to purchase Fifty Thousand (50,000) shares of our common stock at an exercise of $1.50 per share.
(7)	Includes warrants to purchase Fifty Thousand (50,000) shares of our common stock at an exercise of $1.50 per share and 300,000 shares of common stock owned by Solution for Energy Management, LP, which is controlled by Mr. LeBlanc’s wife.
(8)	Includes 1,222,527 shares of common stock issuable upon the conversion of the principle and interest related to a $1,666,667 convertible promissory note due to New Horizon, Inc., convertible at any time by the holder at a value of $1.50 per share.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

Change of Control Transaction

On October 28, 2010, our largest shareholder at the time, Kenneth S. Barton, our then President and Chief Executive Officer, Director, and 10%+ shareholder, entered into an Agreement to Purchase Common Stock with Rockland Group, LLC (“Rockland Group”), under which Rockland Group agreed to purchase an aggregate of 10,000,000 shares of our common stock from Mr. Barton. These shares represented approximately 90% of our then outstanding common stock and represented in a change in control transaction. The transaction closed November 3, 2010.

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9 FOR ONE FORWARD STOCK SPLIT

The Board has unanimously adopted and stockholders holding a majority of the common stock have approved a resolution to effect a nine-for-one (9:1) forward stock split (the "Forward Split ") of the Company’s outstanding common stock. The Board and such stockholders believe that the Forward Split is in the Company's best interests, principally because it may ultimately increase the effective trading price of the Common Stock as more shares will be available for the marketplace at an initial price resulting from the Forward Split that may be more attractive to potential stockholders. Any subsequent increase in the price of the common stock may, in turn, generate greater investor interest in the common stock, thereby enhancing the marketability of the common stock to the financial community.

The immediate effect of the Forward Split will be to increase the number of presently issued and outstanding shares of Common Stock from 16,872,132 to 151,849,188. Although the Forward Split may ultimately increase the effective market price of the common stock, no such increase can be assured or calculated. The market price of the common stock initially may fall proportionately to the increase in the number of shares outstanding as a result of the Forward Split. There can be no assurances that the Forward Split will lead to a sustained increase in the market price of the common stock.  The market price of the common stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions.

The Forward Split will affect all of the holders of the Company's common stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power.

The Forward Split of the Common Stock is expected to become effective on or about the 20 th day following the mailing of this information statement (the "Effective Date"). The Company will notify the Financial Industry Regulatory Authority, requesting that the split be made effective on the Effective Date. The Forward Split will take place on the Effective Date without any action on the part of the holders of the common stock and without regard to current certificates representing shares of common stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Forward Split. New certificates of Common Stock will not be issued at this time.

We do not have any provisions in our Certificate of Incorporation, bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if such a possible takeover may be done at an above market premium and favored by a majority of independent stockholders.

In addition, commencing with the effective date of the Forward Split, all outstanding derivative securities entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise or conversion of their derivative security, nine (9) times the number of shares of the Company's outstanding common stock which such holders may have been entitled to purchase prior to the Forward Split upon exercise or conversion of their derivative securities. In addition, commencing on the effective date of the Forward Split, the exercise or conversion price of all outstanding derivative securities will be decreased by a factor of nine (9).

The Company believes that the Federal income tax consequences of the forward stock split to holders of common stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the new shares will equal the tax basis of the old shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

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(iv) The conversion of the old shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of any additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE FORWARD STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE FORWARD STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

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INCREASE IN AUTHORIZED COMMON STOCK

On March 31, 2012, the stockholder of the Company holding a majority of the outstanding shares of common stock approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 750,000,000. The Company currently has authorized capital stock of 50,000,000 shares and 16,872,132 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, retaining employees, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares except to the extent that additional shares will be issued in connection with the 9 for 1 forward split. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs, and other corporate purposes.

One of the effects of the amendment might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company which stockholders might view as desirable.

We believe that part of our business strategy will require us to raise capital to further our business strategy through the issuance of additional capital stock. Although as of the present time we do not have immediate plans for raising additional equity capital, we believe that, to avoid delays in the event additional funds are needed, we would need to provide now for sufficient authorized capital stock to complete such potential transactions and avoid the stockholder approval process needed to change our capital structure as part of any such transaction.

The unissued and unreserved shares of our common stock will also be available for any proper corporate purpose, as authorized by our Board of Directors, without further approval by our stockholders, except as otherwise required by law.

We do not, at this time, have any specific plans, proposals or arrangements to issue any of our authorized but unissued shares of common stock that will result from the increase for any purpose, including future acquisitions and/or financings.

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our charter to increase our authorized common stock.

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AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that it is the best interests of the Company and its stockholders to increase the Company’s emphasis on the investment, acquisition, and/or development of products or companies in the energy sector. As a result, the Board of Directors has determined that it would be in the best interests of the Company to change our corporate name from Heartland Bridge Capital, Inc. to InterCore Energy, Inc.

Purpose of the Name Change

On March 31, 2012, the Company's Board of Directors and a stockholder owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Restated Certificate of Incorporation to change the Company’s name to InterCore Energy, Inc.  The Board believes that the name change better reflects the nature of the Company’s current and anticipated operations.  The Company had operated under the name Heartland Bridge Capital, Inc.  The Board determined that a name change would be in the best interest of the Company based on the Board of Directors’s election for increased emphasis of the Company’s future operations on the investment, acquisition, and/or development of products or companies in the energy sector.

Amendment to the Restated Certificate of Incorporation

We intend to file an amendment to the Company’s Restated Certificate of Incorporation to reflect the name change promptly after the twentieth day after the date this Information Statement has been sent to stockholders.  With the approval of our majority stockholder, the amended Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of Delaware.

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ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as filed with the SEC, excluding exhibits, are being mailed to stockholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any stockholder upon written request to the Company at 1 International Boulevard, Suite 400, Mahwah, New Jersey 07495 . The Annual Report and Quarterly Report are incorporated by reference in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors,

/s/ James F. Groelinger

Chief Executive Officer and Director

Mahwah, NJ

April 19, 2012

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EXHIBIT A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

HEARTLAND BRIDGE CAPITAL, INC.

The undersigned, being the Chief Executive Officer and Secretary of Heartland Bridge Capital, Inc., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the "Corporation") is Heartland Bridge Capital, Inc.

2. The restated certificate of incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

The name of the corporation (hereinafter called the “Corporation”) is InterCore Energy, Inc.

3. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth in its entirety, with the following:

Article Fourth of the Company’s Certificate of Incorporation currently is as follows:

”FOURTH: This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”.  The total number of shares of Common Stock which this Corporation is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares, par value $0.0001.  The total number of shares of Preferred Stock which this Corporation is authorized to issue is Twenty Million (20,000,000) shares, par value $0.0001.

The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Delaware.  The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.  The Board of Directors also has express authority over any wholly unissued shares.

By  Resolution of the Board of Directors and majority vote of the Shareholders, the Company shall forward-split its outstanding common shares, on a 9 to 1 share ratio,  with each  currently  issued and outstanding share of the Company's common stock being replaced by nine new shares of post-split  common  stock.  Par value shall remain unchanged and fractional shares shall be replaced by a single new share.  All other rights and privileges of the common stock shall remain unchanged. The authorized preferred stock and the authorized common stock shall not be affected by this amendment. All outstanding derivative securities entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise or conversion of their derivative security, nine (9) times the number of shares of the Company's outstanding common stock which such holders may have been entitled to purchase prior to the Forward Split upon exercise or conversion of their derivative securities. In addition, commencing on the effective date of the Forward Split, the exercise or conversion price of all outstanding derivative securities will be decreased by a factor of nine (9) ”

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4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of May 10, 2012.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 19th day of April 2012.

James F. Groelinger	Frederick Larcombe
Chief Executive Officer	Secretary

Dated: April 19, 2012	Dated: April 19, 2012

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